Exhibit 10.11B

Stock Award	Omnicell, Inc.
Grant Notice	1201 Charleston Road
Mountain View, CA 94043

Recipient Name	Recipient ID:
Recipient Address

You have been granted a Stock Award in Omnicell, Inc. Common Stock as follows:

Type of Award:	Restricted Stock Award (RSA)
Grant No.:
Equity Incentive Plan:	1999 Equity Incentive Plan
Date of Grant:
Total Number of Stock Units:
Fair Market Value per Unit:
Total FMV of Stock Award:

Number of Shares
Vesting Date	Vesting on Vesting Date

Delivery Schedule:  The Company shall deliver on each vesting date one share of Common Stock for each Stock Award which vests on such date, less any shares to be withheld pursuant to Section 17 of the Restricted Stock Award Agreement.

By your acceptance of this Stock Award Grant, you agree that this award is granted under and governed by the terms and conditions of this Grant Notice, Omnicell, Inc.’s 1999 Equity Incentive Plan (as amended from time to time) (the “Plan”) and by the terms and conditions of the 1999 Equity Incentive Plan Restricted Stock Award Agreement (the “Award Agreement”) which is attached hereto.

You understand and agree that as of the Date of Grant, this Grant Notice, the Award Agreement and the Plan set forth the entire understanding between you and Omnicell, Inc. regarding the Stock Award set forth herein, and the underlying Common Stock, and supersede all prior oral and written agreements on that subject.

Chief Financial Officer

Attachment:   Stock Unit Award Agreement

OMNICELL, INC.

1999 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Restricted Stock Award Grant Notice (“Grant Notice”) and this Restricted Stock Award Agreement (“Agreement”), Omnicell, Inc. (the “Company”) has awarded you (“Participant”) the right to acquire shares of Common Stock from the Company pursuant to Section 8(a) of the Company’s 1999 Equity Incentive Plan (the “Plan”) for the number of shares indicated in the Grant Notice (collectively, the “Award”).  The Award is granted in exchange for past services rendered by you to the Company or an Affiliate.  In the event additional consideration is required by law so that the Common Stock acquired under this Agreement is deemed fully paid and nonassessable, the Board shall determine the amount and character of such additional consideration to be paid.  Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as set forth in the Plan.

The details of your Award, in addition to those set forth in the Grant Notice, are as follows.

1.            ACQUISITION OF SHARES.  By signing the Grant Notice, you hereby agree to acquire from the Company, and the Company hereby agrees to issue to you, the aggregate number of shares of Common Stock specified in your Grant Notice for the consideration set forth in Section 3 and subject to all of the terms and conditions of the Award and the Plan.  You may not acquire less than the aggregate number of shares specified in the Grant Notice.

2.            CLOSING.  Your acquisition of the shares shall be consummated as follows:

(a)           You will acquire the shares by delivering your Grant Notice, executed by you in the manner required by the Company, to the Corporate Secretary of the Company, or to such other person as the Company may designate, during regular business hours, on the date that you have executed the Grant Notice (or at such other time and place as you and the Company may mutually agree upon in writing) (the “Closing Date”) along with any consideration, other than your past services, required to be delivered by you by law on the Closing Date and such additional documents as the Company may then require.

(b)           The Company will direct the transfer agent for the Company to deliver to the Escrow Agent pursuant to the terms of Section 9 below, the certificate or certificates evidencing the shares of Common Stock being acquired by you.  You acknowledge and agree that any such shares may be held in book entry form directly registered with the transfer agent or in such other form as the Company may determine.

3.            CONSIDERATION.  Unless otherwise required by law, the shares of Common Stock to be delivered to you on the Closing Date shall be deemed paid, in whole or in part in exchange for past services rendered to the Company or an Affiliate in the amounts and to the extent required by law.

4.            VESTING.  The shares will vest as provided in the Vesting Schedule set forth in your Grant Notice, provided that vesting shall cease upon the termination of your Continuous Service.  Shares acquired by you that have vested in accordance with the Vesting Schedule set forth in the Grant Notice and this Section 4 or any other provision of the Plan are “Vested Shares.”  Shares acquired by you pursuant to this Agreement that are not Vested Shares are “Unvested Shares.”

5.            RIGHT OF REACQUISITION.  The Company shall simultaneously with the termination of your Continuous Service automatically reacquire (the “Reacquisition Right”) for no consideration all of the Unvested Shares, unless the Company agrees to waive its Reacquisition Right as to some or all of the Unvested Shares.  Any such waiver shall be exercised by the Company by written notice to you or your representative (with a copy to the Escrow Agent, as defined below) within ninety (90) days after the termination of your Continuous Service, and the Escrow Agent may then release to you the number of Unvested Shares not being reacquired by the Company.  If the Company does not waive its reacquisition right as to all of the Unvested Shares, then upon such termination of your Continuous Service, the Escrow Agent shall transfer to the Company the number of Unvested Shares the Company is reacquiring.  The Reacquisition Right shall expire when all of the shares have become Vested Shares.

6.            CAPITALIZATION CHANGES.  The number of shares of Common Stock subject to your Award and referenced in your Grant Notice may be adjusted from time to time for changes in capitalization pursuant to Section 12(a) of the Plan.

7.            CERTAIN CORPORATE TRANSACTIONS.  In the event of a change in control as provided in Section 12(b) of the Plan, the Reacquisition Right may be assigned by the Company to the successor of the Company (or such successor’s parent corporation), if any, in connection with such transaction.  To the extent the Reacquisition Right remains in effect following such transaction, it shall apply to the new capital stock or other property received in exchange for the Common Stock in consummation of the transaction, but only to the extent the Common Stock was at the time covered by such right.

8.            SECURITIES LAW COMPLIANCE.  You may not be issued any Common Stock under your Award unless the shares of Common Stock are either (i) then registered under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act.  Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such Common Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations.

9.            ESCROW OF UNVESTED COMMON STOCK.  As security for your faithful performance of the terms of this Agreement and to insure the availability for delivery of your Common Stock upon execution of the Reacquisition Right provided in Section 5, above, you agree to the following “Joint Escrow” and “Joint Escrow Instructions,” and you and the Company hereby authorize and direct the Corporate Secretary of the Company or the Corporate Secretary’s designee (“Escrow Agent”) to hold the documents delivered to Escrow Agent pursuant to the terms of this Agreement and of your Grant Notice, in accordance with the following Joint Escrow Instructions:

(a)           In the event you cease your Continuous Service, the Company shall pursuant to the Reacquisition Right, automatically reacquire for no consideration all Unvested Shares, as of the date of such termination, unless the Company elects to waive such right as to some or all of the Unvested Shares.  If the Company (or its assignee) elects to waive the Reacquisition Right, the Company or its assignee will give you and Escrow Agent a written notice specifying the number of shares of stock not to be reacquired. You and the Company hereby irrevocably authorize and direct Escrow Agent to close the transaction contemplated by such notice as soon as practicable following the date of termination of service in accordance with the terms of this Agreement and the notice of waiver, if any.

(b)           Vested Shares shall be delivered to you upon your request given in the manner provided in Section 19 for providing notice.

(c)           At any closing involving the transfer or delivery of some or all of the property subject to the Grant Notice and this Agreement, Escrow Agent is directed (i) to date any stock assignments necessary for the transfer in question, (ii) to fill in the number of shares being transferred, and (iii) to deliver same, together with the certificate, if any, evidencing the shares of Common Stock to be transferred, to you or the Company, as applicable.

(d)           You irrevocably authorize the Company to deposit with Escrow Agent the certificates, if any, evidencing shares of Common Stock to be held by Escrow Agent hereunder and any additions and substitutions to said shares as specified in this Agreement.  You do hereby irrevocably constitute and appoint Escrow Agent as your attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.

(e)           This escrow shall terminate upon the expiration or application in full of the Reacquisition Right, whichever occurs first, and the completion of the tasks contemplated by these Joint Escrow Instructions.

(f)            If at the time of termination of this escrow, Escrow Agent should have in its possession any documents, securities, or other property belonging to you, Escrow Agent shall deliver all of same to you and shall be discharged of all further obligations hereunder.

(g)           Except as otherwise provided in these Joint Escrow Instructions, Escrow Agent’s duties hereunder may be altered, amended, modified, or revoked only by a writing signed by all of the parties hereto.

(h)           Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by Escrow Agent to be genuine and to have been signed or presented by the proper party or parties or their assignees.  Escrow Agent shall not be personally liable for any act Escrow Agent may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for you while acting in good faith and any act done or omitted by

Escrow Agent pursuant to the advice of Escrow Agent’s own attorneys shall be conclusive evidence of such good faith.

(i)            Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments, or decrees of any court.  In case Escrow Agent obeys or complies with any such order, judgment, or decree of any court, Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm, or corporation by reason of such compliance, notwithstanding any such order, judgment, or decree being subsequently reversed, modified, annulled, set aside, vacated, or found to have been entered without jurisdiction.

(j)            Escrow Agent shall not be liable in any respect on account of the identity, authority, or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

(k)           Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with Escrow Agent.

(l)            Escrow Agent’s responsibilities as Escrow Agent hereunder shall terminate if Escrow Agent shall cease to be the Secretary of the Company or if Escrow Agent shall resign by written notice to each party.  In the event of any such termination, the Company may appoint any officer or assistant officer of the Company or other person who in the future assumes the position of Secretary for the Company as successor Escrow Agent and you hereby confirm the appointment of such successor or successors as your attorney-in-fact and agent to the full extent of such successor Escrow Agent’s appointment.

(m)          If Escrow Agent reasonably requires other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

(n)           It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, Escrow Agent is authorized and directed to retain in its possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree, or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings.

(o)           By signing this Agreement below Escrow Agent becomes a party hereto only for the purpose of said Joint Escrow Instructions in this Section 9; Escrow Agent does not become a party to any other rights and obligations of this Agreement apart from those in this Section 9.

(p)           Escrow Agent shall be entitled to employ such legal counsel and other experts as Escrow Agent may deem necessary properly to advise Escrow Agent in connection with Escrow Agent’s obligations hereunder.  Escrow Agent may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.  The Company shall be responsible for all fees generated by such legal counsel in connection with Escrow Agent’s obligations hereunder.

(q)           These Joint Escrow Instructions set forth in this Section 9 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  It is understood and agreed that references to “Escrow Agent” or “Escrow Agent’s” herein refer to the original Escrow Agent and to any and all successor Escrow Agents.  It is understood and agreed that the Company may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions in whole or in part.

10.          EXECUTION OF DOCUMENTS.  You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Agreement.  You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with your Award.

11.          IRREVOCABLE POWER OF ATTORNEY.  You constitute and appoint the Company’s Secretary as attorney-in-fact and agent to transfer said Common Stock on the books of the Company with full power of substitution in the premises, and to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.  This is a special power of attorney coupled with an interest (specifically, the Company’s underlying security interest in retaining the shares of Common Stock in the event you do not perform the requisite services for the Company), and is irrevocable and shall survive your death or legal incapacity.  This power of attorney is limited to the matters specified in this Agreement.

12.          RIGHTS AS STOCKHOLDER.  Subject to the provisions of this Agreement, you shall have the right to exercise all rights and privileges of a stockholder of the Company with respect to the shares deposited in the Joint Escrow.  You shall be deemed to be the holder of the shares for purposes of receiving any dividends that may be paid with respect to such shares and for purposes of exercising any voting rights relating to such shares, even if some or all of the shares are Unvested Shares.

13.          TRANSFER RESTRICTIONS.  In addition to any other limitation on transfer created by applicable securities laws, you shall not sell, assign, hypothecate, donate, encumber, or otherwise dispose of any interest in the Common Stock while such shares of Common Stock are Unvested Shares or continue to be held in the Joint Escrow; provided, however, that an interest in such shares may be transferred pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended (the “Code”) or Title I of the Employee Retirement Income Security Act of 1974, as amended.  After any Common Stock has been released from the Joint Escrow, you shall not sell, assign, hypothecate, donate, encumber, or otherwise dispose of any interest in the Common Stock except in compliance with the provisions herein and applicable securities laws.  Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Common Stock pursuant to this Agreement.

14.          NON-TRANSFERABILITY OF THE AWARD.  Your Award (except for Vested Shares issued pursuant thereto) is not transferable except by will or by the laws of descent and distribution.  In the event of the termination of your Continuous Service prior to the Closing Date, the closing contemplated in this Agreement shall not occur.

15.          RESTRICTIVE LEGENDS.  The Common Stock issued under your Award shall be endorsed with appropriate legends, if any, as determined by the Company.

16.          AWARD NOT A SERVICE CONTRACT.  Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or any Affiliate, or on the part of the Company or any Affiliate to continue such service.  In addition, nothing in your Award shall obligate the Company or any Affiliate, their respective stockholders, boards of directors, or employees to continue any relationship that you might have as an Employee or Consultant of the Company or any Affiliate.

17.          WITHHOLDING OBLIGATIONS.  At the time your Award is granted, or at any time thereafter as requested by the Company, you hereby authorize withholding from any amounts payable to you, or otherwise agree to make adequate provision in cash for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate, if any, which arise in connection with your Award.  In the Company’s sole discretion, the Company may elect, and you hereby authorize the Company, to withhold Vested Shares in such amounts as the Company determines are necessary to satisfy your obligation pursuant to the preceding sentence. Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Common Stock.

18.          TAX CONSEQUENCES.  You agree to review with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement.  You shall rely solely on such advisors and not on any statements or representations of the Company or any of its agents.  You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.  You understand that Section 83 of the Code taxes as ordinary income to you the fair market value of the shares of Common Stock as of the date any restrictions on the shares lapse (that is, as of the date on which part or all of the shares vest).  In this context, “restriction” includes the right of the Company to reacquire the shares pursuant to its Reacquisition Right.  You understand that you may elect to be taxed on the fair market value of the shares at the time the shares are acquired rather than when and as the Company’s Reacquisition Right expires by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the date you acquire the shares pursuant to your Award.  YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THE FILING ON YOUR BEHALF.  You further acknowledge that you are aware that should you file an election under Section 83(b) of the Code and then subsequently forfeit the shares, you will not be able to report as a loss the value of any shares forfeited and will not get a refund of any of the tax paid.

19.          NOTICES.  Any notice or request required or permitted hereunder shall be given in writing to each of the other parties hereto and shall be deemed effectively given on the earlier of (i) the date of personal delivery, including delivery by express courier, or (ii) the date that is five (5) days after deposit in the United States Post Office (whether or not actually received by the addressee), by registered or certified mail with postage and fees prepaid, addressed at the following addresses, or at such other address(es) as a party may designate by ten (10) days’ advance written notice to each of the other parties hereto:

COMPANY:	Omnicell, Inc.
Attn: General Counsel
1201 Charleston Road
Mountain View, CA 94043-1337

PARTICIPANT:	Your address as on file with the Company
at the time notice is given

ESCROW AGENT:	Omnicell, Inc.
Attn: Corporate Secretary
1201 Charleston Road
Mountain View, CA 94043-1337

20.          HEADINGS.  The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

21.          MISCELLANEOUS.

(a)           The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns.

(b)           You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)           You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(d)           This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)           All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

22.          GOVERNING PLAN DOCUMENT.  Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

23.          EFFECT ON OTHER EMPLOYEE BENEFIT PLANS.  The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.

24.          CHOICE OF LAW.  The interpretation, performance and enforcement of this Agreement shall be governed by the law of the state of California without regard to such state’s conflicts of laws rules.

25.          SEVERABILITY.  If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

26.          OTHER DOCUMENTS.  You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act.  In addition, you acknowledge receipt of the Company’s Trading in Securities by Covered Persons Policy.

* * * * *

This Restricted Stock Award Agreement shall be deemed to be signed by the Company and the Participant upon the signing by the Participant of the Restricted Stock Grant Notice to which it is attached.

The Escrow Agent hereby acknowledges and accepts its rights and responsibilities pursuant to Section 9, above.

Escrow Agent

OMNICELL, INC.
1999 EQUITY INCENTIVE PLAN